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                                                                   EXHIBIT 10.23

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

DATED                        19(TH) MAY                             1998
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(1)                      BRITISH TECHNOLOGY GROUP LIMITED


                                     - and -

(2)                              LEUKOSITE, INC.




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                                DEED OF VARIATION

                          relating to Licence Agreement
                              dated 31st March 1997

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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


THIS DEED made the 19(th) day of May 1998 BETWEEN (1) BRITISH TECHNOLOGY GROUP LIMITED whose company registration number in England is 2664412 and whose registered office is at 10 Fleet Place, London, EC4M 7SB ("BTG") and (2) LEUKOSITE INC. of 215 First Street, Cambridge MA 02142, USA ("the Licensee") is supplemental to the Licence Agreement made between the parties on the 31st March 1997 ("the Agreement").

NOW IT IS AGREED THAT:

1.   VARIATIONS TO THE AGREEMENT

     1.1 in clause 1.1.11 the wording after `Option 1' was replaced by `or Option 5 it shall be [**] Dollars ($[**])'.

     1.2 the words `any company' at the end of clause 1.1.15 were replaced by `any legal entity;'

     1.3  in clause 1.1.27 the existing definition of "Option 1" was replaced by:-

               The right to insert `or for any therapeutic indications in human transplantation (including bone marrow purging)' before `which is made or sold' in the definition of "the Product" (as varied from time to time)

     1.4  The existing definition of "the Options" was amended to include Option
          5.

     1.5  The following definition was inserted after existing clause 1.1.30:-

               "Option 5" the right to insert the following at the end of the definition of "the Product"

                    and any product containing or utilising Rat Campath Antibodies for any therapeutic indication in human transplantation (including bone marrow purging) which is made or sold or otherwise disposed of, in any country, by or on behalf of the Licensee or any sub-licensee and the right to insert the following at the end of clause 4.1:-

                    BTG also grants to the Licensee the right to make, have made use and sell product containing or utilising Rat Campath Antibodies for any therapeutic indication in human transplantation (including bone marrow purging) but not for any other purpose.

               and the right to insert `and the licences in respect of the Rat Campath Antibodies and Rat Cell Lines' before `shall be exclusive' in clause 4.3

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     1.6 The following definitions were inserted after the existing clause 1.1.33:-

          "Rat Campath Antibodies"      [**] antibodies [**].

          "Rat Cell Lines"              [**] cell lines [**]

     1.7 the words `or for such other therapy for which Licensee has exercised its option under clause 4.2.1' were deleted from the definition of "Product"

     1.8  the following was added at the end of clause 4.2.2:-

     PROVIDED THAT:-

          (1) The Licensee may exercise Option 5 without paying an Exercise Fee for it if at such time the Licensee has already exercised Option 1; and

          (2) In the case of Option 1 and Option 5 Leukosite shall use all reasonable endeavours to agree the development plan with both Professor Hermann Waldmann and Dr. Georffrey Hale prior to delivering the same to BTG (this being an additional requirement to those set out in clause 4.2.2.3)

          (3) If the Licensee submits a development plan for Option 1 or Option 5 and BTG is (at any time) notified by Professor Herman Waldman and Dr. Geoffrey Hale that they both consider such plan or plans unsatisfactory, then at the request of BTG the Licensee shall do one or other of the following (with the choice to be that of the Licensee):-

               (a) procure supply free of charge to the University of Oxford ("the University") Rat Campath Antibodies of sufficient quality to enable the University to maintain its bone marrow purging programme and in such quantity as the University shall demand subject to the following maximum levels:-

                    [Campath - 1M - 100g per annum]
                    [Campath IG - 500g per annum]

               (b) waive / surrender (as appropriate) the Licensee's rights to exercise Option 5, or its rights deriving from exercise of Option 5, such waiver / surrender to be in such form as BTG shall reasonably request.

               Following the said request by BTG the Licensee shall promptly inform BTG of the licensee's decision on whether to opt for (a) or(b)
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     1.9  the following was added as a new clause 4.3.4:-

               the right of the inventors to supply (or sub-license the supply) of Rat Campath Antibodies for use as a therapeutic on a non-profit basis.

     1.10 the words `in relation to Products containing Campath 1H antibodies (on the one hand) and Products containing Rat Campath Antibodies (on the other) on a country by country basis' were substituted for `in each country' in clause 8.1.2;

     1.11 the following was added as a new clause 12.8:-

          The Licensee shall keep both Professor Hermann Waldman and Dr Geoffrey Hale informed, on a regular basis, as to the Licensee's plans to develop Campath 1H and/or the Rat Campath Antibodies for human transplantation, and on its progress with such development.

     1.12 the words `and the Rat Campath Antibodies and the Rat Cell-Lines' were inserted after `the know-how' in clause 17.4.1;

     1.13 the following was added as a new clause 23:-

          Rat Campath Antibodies
          ----------------------

          On the License exercising Option 5 BTG shall promptly arrange the supply of the Rat Cell-Lines to the Licensee or its nominee, whereupon the Licensee shall, (or if appropriate procure that the nominee shall):-

               23.1 maintain the Rat Cell-Lines in a viable state and use all reasumable endeavours to minimise the risk of loss of or damage to the same; and

               23.2 perform the obligations of clause 5.3 (mutatis mutandis) in relation to the Rat Cell-Lines and the Rat Campath
                    Antibodies.

2.   Law and Jurisdiction

     2.1 This Agreement is to be read and construed in accordance with, and governed by, English law.

     2.2 The Licensee submits to the jurisdiction of the Commonwealth of Massachusetts. USA.



     IN WITNESS whereof this document has been executed as a Deed the day and year first above written.
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THE COMMON SEAL of BRITISH
TECHNOLOGY GROUP LIMITED was
affixed to this Deed in the presence of:-





                                    [illegible]
                                    Director/Authorised Signatory

                                    [illegible]
                                    Secretary/Authorised Signatory

The COMMON SEAL of
LEUKOSITE INC was affixed to
this Deed in the presence of:-







                                    Director  [illegible]







                                    Asst. Secretary [illegible]